SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

TEMPUR-PEDIC INTERNATIONAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒     No fee required.

☐     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 28, 2004

Dear Stockholder:

      You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Tempur-Pedic International Inc., which will be held at 1:00 p.m., local time on June 22, 2004 at the Hyatt Regency Lexington, 401 West High Street, in Lexington, Kentucky 40507.

      The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, accompany this letter. Our 2003 Annual Report to Stockholders is also enclosed for your information.

      All stockholders are invited to attend the Annual Meeting. However, to ensure your representation at the Annual Meeting, you are urged to vote as described in the accompanying notice (a pre-paid return envelope is enclosed for that purpose).

      Your shares cannot be voted unless you date, sign, and return the enclosed proxy card or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the stockholders is important.

Sincerely,

ROBERT B. TRUSSELL, JR.
President, Chief Executive Officer, and
Director

Tempur-Pedic International Inc.

1713 Jaggie Fox Way
Lexington, Kentucky 40511

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 22, 2004

To Our Stockholders:

      The 2004 Annual Meeting of Stockholders of Tempur-Pedic International Inc., a Delaware corporation, will be held at 1:00 p.m., local time on June 22, 2004 at the Hyatt Regency Lexington, 401 West High Street, in Lexington, Kentucky 40507. The purposes of the Annual Meeting shall be:

1. To elect seven (7) directors to each serve for one-year terms and until the director’s successor has been duly elected and qualified;

2. To ratify the appointment of the firm of Ernst & Young LLP as Tempur-Pedic International Inc.’s independent auditors for the fiscal year ending December 31, 2004; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Stockholders of record on the books of Tempur-Pedic International at the close of business on April 26, 2004 will be entitled to notice of and to vote at the Annual Meeting.

      Please sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope, as instructed in the proxy materials, at your earliest convenience. If you return the proxy, you may nevertheless attend the Annual Meeting and vote your shares in person.

      All of our stockholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors,

DALE E. WILLIAMS
Senior Vice President, Chief Financial Officer,
Treasurer, and Secretary

Lexington, Kentucky

April 28, 2004

      A copy of your proxy card and picture identification will be required to enter the meeting. Cameras and recording equipment will not be permitted at the meeting.

      It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting, please sign, date, and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed from within the United States, as instructed on the proxy card.

i

TEMPUR-PEDIC INTERNATIONAL INC.

1713 Jaggie Fox Way
Lexington, Kentucky 40511

PROXY STATEMENT

Annual Meeting of Stockholders To Be Held on Tuesday, June 22, 2004

INFORMATION CONCERNING SOLICITATION AND VOTING

      Our Board of Directors is soliciting proxies for the 2004 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

      Voting materials, which include this Proxy Statement, a Proxy Card and our 2003 Annual Report to Stockholders, were mailed to stockholders on or about April 29, 2004. Our principal executive offices are located at 1713 Jaggie Fox Way, Lexington, Kentucky 40511. Our telephone number is (800) 878-8889. As used in this proxy statement, the terms “Tempur-Pedic International,” “we,” “our,” “ours,” “us,” and “company” refer to Tempur-Pedic International Inc.

Q: Who may vote at the meeting?

A:	The Board set April 26, 2004 as the record date for the meeting. All stockholders who owned Tempur-Pedic International common stock of record at the close of business on April 26, 2004 may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. On April 26, 2004, 97,413,606 shares of Tempur-Pedic International common stock were outstanding.

Q:	How many votes does Tempur-Pedic International need to be present at the meeting?

A:	A majority of Tempur-Pedic International’s outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if you:

• are present and vote in person at the meeting; or

• have properly submitted a Proxy Card.

Q:	What proposals will be voted on at the meeting?

A:	There are two proposals scheduled to be voted on at the meeting:

•	Election of seven (7) directors to each serve for one-year terms and until the director’s successor has been duly elected and qualified.

•	Ratification of the appointment of the firm of Ernst & Young LLP as Tempur-Pedic International’s independent auditors for the fiscal year ending December 31, 2004.

Q:	What is the voting requirement to approve the proposal?

A:	In Proposal One for the election of the directors, those seven nominees who receive the highest number of affirmative “FOR” votes of the shares present or represented and entitled to vote at the annual meeting will be elected. Proposal Two for the ratification of Tempur-Pedic International’s independent auditors requires the affirmative “FOR” vote of a majority of the shares of common stock present or represented and entitled to vote on April 26, 2004.

Q:	How are the votes counted?

A:	For each item up for voting, you may vote “FOR,” “AGAINST,” or you may “ABSTAIN.” In electing directors, you may also choose to withhold your vote from any specific nominee. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Election of Directors

Abstentions and broker non-votes are not counted for purposes of the election of directors.

Ratification of Auditors and Other Matters

An abstention is counted as a vote against ratification of the independent auditor and all other matters to properly come before the meeting. A broker non-vote is not counted for purposes of ratification of the independent auditor and all other matters to properly come before the meeting.

Voting results will be tabulated and certified by our transfer agent, EquiServe Trust Company, N.A.

Q:	How may I vote my shares in person at the meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to attend the meeting, please bring the enclosed Proxy Card and proof of identification for entrance to the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q:	How can I vote my shares without attending the meeting?

A:	Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy, or for shares held in street name, by submitting voting instructions to your stockbroker or nominee. In most cases, you will be able to do this by mail. Please refer to the summary instructions included on your Proxy Card. For shares held in street name, the voting instruction card will be included by your stockbroker or nominee.

You may submit your proxy by mail by signing your Proxy Card or, for shares held in street name, by following the voting instruction card included by your stockbroker or nominee and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:	How can I change my vote after I return my Proxy Card?

A:	You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing and submitting a new Proxy Card with a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

Q:	What is Tempur-Pedic International’s voting recommendation?

A:	Our Board of Directors recommends that you vote your shares “FOR” each of the nominees to the Board (Proposal One) and FOR the ratification of the appointment of Ernst & Young LLP as Tempur-Pedic International’s independent auditors for the fiscal year ending December 31, 2004 (Proposal Two).

Q:	Where can I find the voting results of the meeting?

A:	The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal 2004.

PROPOSAL ONE

ELECTION OF DIRECTORS

Board of Directors

      Tempur-Pedic International’s Board of Directors consists of seven members, each serving one-year terms: Jeffrey S. Barber, Francis A. Doyle, Tully M. Friedman, Nancy F. Koehn, Christopher A. Masto, P. Andrews McLane and Robert B. Trussell, Jr. The term for these seven directors will expire at this 2004 Annual Meeting. The nominees, if elected, will each serve a one-year term until Tempur-Pedic International’s annual meeting in 2005 or until his or her respective successor is elected and qualified. Each of the nominees has consented to serve a new one-year term. There are no family relationships among our executive officers and directors.

VOTE REQUIRED

      The seven persons receiving the highest number of votes represented by outstanding shares of common stock present or represented by proxy and entitled to vote will be elected.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE FOLLOWING NOMINEES:

Nominees to Board of Directors:

      Jeffrey S. Barber has served as a member of Tempur-Pedic International’s Board of Directors since November 2002. Mr. Barber is Vice President of TA Associates, Inc., where he has been employed since 2001. Mr. Barber’s activity at TA Associates centers on buyouts and leveraged recapitalizations of companies in the consumer, financial services and business services sectors. Mr. Barber was employed as an Associate in the Private Equity Group of Weiss, Peck & Greer, LLC during 2000 and as an Associate in the Private Equity Group of Vestar Capital Partners from 1997 to 1999. Prior to that, Mr. Barber was employed at Morgan Stanley & Co., where he worked in the investment banking department. Mr. Barber received his B.A. degree, with University and Departmental Honors, from Johns Hopkins University and his M.B.A. degree, as a Beta Gamma Sigma Scholar, from Columbia University.

      Francis A. Doyle has served as a member of Tempur-Pedic International’s Board of Directors since March 2003. Mr. Doyle has served as President and Chief Executive Officer of Connell Limited Partnership since 2001. From 1972 to 2001, he was a partner at PricewaterhouseCoopers LLP, where he was Global Technology and E-Business Leader and a member of the firm’s Global Leadership Team. He currently serves on the Board of Directors of Liberty Mutual Holding Company, Inc. and Citizens Financial Group. He is a trustee of the Joslin Diabetes Center and Boston College. Mr. Doyle is a certified public accountant and holds a B.S. degree and an M.B.A. degree from Boston College.

      Tully M. Friedman has served as a member of Tempur-Pedic International’s Board of Directors since November 2002. Mr. Friedman is Chief Executive Officer of Friedman Fleischer & Lowe, LLC, which he co-founded in 1997. Prior to forming Friedman Fleischer & Lowe, Mr. Friedman co-founded and served as one of two managing general partners of private equity firm Hellman & Friedman. He is currently on the Board of Directors of Advanced Career Technologies, Inc., Archimedes Technology Group, CapitalSource Inc., The Clorox Company, and Mattel, Inc. He received his B.A. degree, with great distinction, from Stanford University and received a J.D. degree from Harvard Law School.

      Nancy F. Koehn is a Professor of Business at Harvard Business School. Her research focuses on business strategy, leadership, and connecting with customers in the Information Revolution. She is the author of a number of books on various business topics, including her most recent book, Brand New: How Entrepreneurs Earned Consumers’ Trust from Wedgwood to Dell, and has written and supervised numerous case studies. Ms. Koehn is a Phi Beta Kappa graduate of Stanford University. She earned a Master of Public Policy degree from Harvard University’s Kennedy School of Government. She also holds a M.A. and Ph.D. in European history from Harvard University.

      Christopher A. Masto has served as a member of Tempur-Pedic International’s Board of Directors since November 2002. Mr. Masto is a Managing Director of Friedman Fleischer & Lowe, LLC, which he co-founded in 1997. Prior to 1997, he worked as a management consultant with Bain & Company. Prior to that, Mr. Masto was employed at Morgan Stanley & Co., where he worked in the investment banking department. He currently serves on the board of Archimedes Technology Group. Mr. Masto received his B.A. degree, magna cum laude, from Brown University with an Sc.B. in Electrical Engineering and received his M.B.A. degree from Harvard Business School.

      P. Andrews McLane has served as Chairman of Tempur-Pedic International’s Board of Directors since November 2002. Mr. McLane joined TA Associates, Inc. in 1979, where he is Senior Managing Director and a member of the firm’s Executive Committee. Mr. McLane’s activity at TA Associates centers on buyouts and leveraged recapitalizations of companies in the consumer, financial services and business services sectors. Mr. McLane is a director of United Pet Group and also serves on the boards of the United States Ski and Snowboard Team, St. Paul’s School and the Appalachian Mountain Club. Mr. McLane graduated from Dartmouth College in 1969 with an A.B. degree and from the Tuck School of Business at Dartmouth in 1973 with an M.B.A. degree.

      Robert B. Trussell, Jr. is the President and Chief Executive Officer of Tempur-Pedic International and a member of Tempur-Pedic International’s Board of Directors. He has served in these capacities at Tempur-Pedic International or its predecessor since 2000. From 1992 to 2000, Mr. Trussell served as President of Tempur-Pedic, Inc., one of the predecessors to Tempur-Pedic International. Prior to joining Tempur-Pedic International, Mr. Trussell was general partner of several racing limited partnerships that owned racehorses in England, France, and the United States. He was also the owner of several start-up businesses in the equine lending and insurance business. Mr. Trussell received his B.S. degree from Marquette University.

      Our directors have determined that Francis A. Doyle is an audit committee financial expert within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act and has “accounting or related financial management expertise” within the meaning of the applicable New York Stock Exchange rules.

Executive Officers

Name	Age	Position

Robert B. Trussell, Jr.	52	President, Chief Executive Officer and Director
H. Thomas Bryant	56	Executive Vice President and President of North American Operations
David Montgomery	43	Executive Vice President and President of International Operations
Dale E. Williams	41	Senior Vice President, Chief Financial Officer, Secretary and Treasurer
David C. Fogg	45	Senior Vice President of Tempur-Pedic International and President of Tempur-Pedic, Inc. Retail Division.
Jeffrey B. Johnson	39	Vice President, Corporate Controller, Chief Accounting Officer and Assistant Secretary

      Robert B. Trussell, Jr. is the President and Chief Executive Officer of Tempur-Pedic International and a member of Tempur-Pedic International’s Board of Directors. He has served in these capacities at Tempur-Pedic International or its predecessor since 2000. From 1992 to 2000, Mr. Trussell served as President of Tempur-Pedic, Inc., one of the predecessors to Tempur-Pedic International. Prior to joining Tempur-Pedic International, Mr. Trussell was general partner of several racing limited partnerships that owned racehorses in England, France, and the United States. He was also the owner of several start-up businesses in the equine lending and insurance business. Mr. Trussell received his B.S. degree from Marquette University.

      H. Thomas Bryant joined Tempur-Pedic International in July 2001 and serves as Executive Vice President and President of North American Operations. From 1998 to 2001, Mr. Bryant was the President and Chief Executive Officer of Stairmaster Sports & Medical Products, Inc. From 1989 to 1997, Mr. Bryant served in various senior management positions at Dunlop Maxfli Sports Corporation, most recently as President. Prior to that, Mr. Bryant spent 15 years in various management positions at Johnson & Johnson. Mr. Bryant received his B.S. degree from Georgia Southern University.

      David Montgomery joined Tempur-Pedic International in February 2003 and serves as Executive Vice President and President of International Operations. From 2001 to November 2002, Mr. Montgomery was employed by Rubbermaid, Inc., where he served as President of Rubbermaid Europe. From 1988 to 2001, Mr. Montgomery held various management positions at Black & Decker Corporation, most recently as Vice President of Black & Decker Europe, Middle East, and Africa. Mr. Montgomery received his B.A. degree, with honors, from L’Ecole Superieure de Commerce de Reims, France, and Middlesex Polytechnic, London.

      Dale E. Williams joined Tempur-Pedic International in July 2003 and serves as Senior Vice President, Chief Financial Officer, Secretary, and Treasurer. From 2001 to September 2002, Mr. Williams served as Vice President and Chief Financial Officer of Honeywell Control Products, a division of Honeywell International, Inc. From September 2002, when he left Honeywell in connection with a reorganization, to July 2003, Mr. Williams received severance from Honeywell and was not employed. From 2000 to 2001, Mr. Williams served as Vice President and Chief Financial Officer of Saga Systems, Inc./ Software AG, Inc. Prior to that, Mr. Williams spent 15 years in various management positions at General Electric Company, most recently as Vice President and Chief Financial Officer of GE Information Services, Inc. Mr. Williams received his B.A. degree in finance from Indiana University.

      David C. Fogg has served as a Senior Vice President and President of our North American Retail Division since 2001, and has been employed with Tempur-Pedic International or its predecessor, since 1995. Prior to that, Mr. Fogg was Vice President of International Sales at Occidental Petroleum’s Island Creek Coal Company. Mr. Fogg’s professional activities include participation in the International Sleep Products Association (ISPA) Board of Trustees, Better Sleep Council Board, and Strategic Planning Committee. Mr. Fogg received his B.A. degree from Pomona College.

      Jeffrey B. Johnson joined Tempur-Pedic International in November 1999 and serves as Vice President, Corporate Controller, and Chief Accounting Officer. From 1993 to 1999, Mr. Johnson was an experienced manager at Arthur Andersen in the audit and business advisory services division. Mr. Johnson is a certified public accountant and a certified management accountant and holds a B.S. degree, with honors, from the University of Kentucky and an M.B.A. degree, with honors, from the University of Chicago.

BOARD OF DIRECTORS’ MEETINGS, COMMITTEES OF THE BOARD

AND RELATED MATTERS

Board of Directors’ Meetings

      Until the closing of our initial public offering on December 23, 2003, Tempur-Pedic International was a private company. The Board of Directors held ten (10) meetings in 2003, and acted by written consent 17 times. All directors attended 75% or more of the combined total number of meetings of the Board of Directors and its committees held in 2003 during the period in which they served as directors or committee members.

Committees of the Board

      The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

The Audit Committee

      The members of the Audit Committee are Francis A. Doyle (Chair) and Nancy F. Koehn, both of whom are independent from the company in accordance with our Corporate Governance Guidelines. The Board has determined that each member of the Audit Committee is also independent as defined by the New York Stock Exchange listing standards and that Mr. Doyle is an audit committee financial expert within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act.

      The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight with respect to Tempur-Pedic International’s accounting and financial reporting functions, internal and external audit functions, and systems of internal controls regarding financial matters and legal, ethical, and regulatory compliance. Some of the Audit Committee’s responsibilities include reviewing:

•	the scope of internal and independent audits;

•	the company’s quarterly and annual financial statements and annual report on Form 10-K;

•	the adequacy of management’s implementation of internal controls;

•	the company’s accounting policies and procedures and significant changes in accounting policies;

•	the company’s business conduct and ethics policies and practices;

•	the company’s policies with respect to risk assessment and risk management; and

•	information to be disclosed and types of presentations to be made in connection with the company’s earnings press releases, as well as financial information and earning guidance provided to analysts and rating agencies.

      In addition, the committee appoints the independent public accountants and reviews their independence and performance and the reasonableness of their fees.

      The Audit Committee was formed in April 2003 and met four (4) times in 2003. A copy of the Audit Committee charter as adopted by our Board of Directors is attached to this proxy statement as Annex A and is also available on Tempur-Pedic International’s web site http://www.tempurpedic.com/ir. The charter is available in print to any stockholder who requests it in writing by contacting the Chief Financial Officer of Tempur-Pedic International at 1713 Jaggie Fox Way, Lexington, Kentucky 40511.

The Compensation Committee

      The members of the Compensation Committee are Tully M. Friedman (Chair), P. Andrews McLane, and Francis A. Doyle. The committee’s responsibilities include:

•	reviewing and approving on an annual basis the corporate goals and objectives with respect to compensation for the chief executive officer;

•	reviewing and making recommendations concerning the salaries of officers other than the chief executive officer;

•	reviewing the company’s incentive compensation; and

•	reviewing the company’s other stock-based plans.

      The Compensation Committee was formed in December 2003 in connection with our initial public offering and did not meet in 2003. A copy of the Compensation Committee charter as adopted by our Board of Directors is available on Tempur-Pedic International’s web site http://www.tempurpedic.com/ir.

The Nominating and Corporate Governance Committee

      The members of the Nominating and Corporate Governance Committee are P. Andrews McLane (Chair), Tully M. Friedman, and Francis A. Doyle. The committee’s responsibilities include:

•	identifying individuals qualified to become members of the Board;

•	recommending to the Board director nominees to be presented at the annual meeting of stockholders and to fill vacancies on the Board;

•	considering and making recommendations concerning director nominees proposed by stockholders; and

•	developing and recommending to the Board corporate governance guidelines for the company.

      The Nominating and Corporate Governance Committee was formed in December 2003 in connection with our initial public offering and did not meet in 2003. A copy of the Nominating and Corporate Governance Committee charter as adopted by our Board of Directors is available on Tempur-Pedic International’s web site http://www.tempurpedic.com/ir. The charter is available in print to any stockholder who requests it in writing by contacting the Chief Financial Officer of Tempur-Pedic International at 1713 Jaggie Fox Way, Lexington, Kentucky 40511.

Designation of, and Communication with, Tempur-Pedic International’s Board of Directors through its Presiding Director

      The Board of Directors has designated P. Andrews McLane, the chairperson of the Nominating and Corporate Governance Committee, as the “presiding director” as that term is defined in applicable New York Stock Exchange Rules. Stockholders or other interested parties wishing to communicate with our Board of Directors can call (859) 514-4605 and leave a message for the presiding director. You may also contact the presiding director by e-mail at presidingdirector@tempurpedic.com or by going to Tempur-Pedic International’s web site at http://www.tempurpedic.com/ir under the caption “Corporate Governance — Contact the Presiding Director.” Regardless of the method you use, the presiding director will be able to view your unedited message. The presiding director will determine whether to relay your message to other members of the Board.

Corporate Governance and Other Related Matters

      The company’s Corporate Governance Guidelines, including a definition of director independence and the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee charters, are available on our web site http://www.tempurpedic.com/ir under the caption “Corporate Governance”.

Director Compensation

      During 2003, we did not compensate directors in cash for their service as members of the Board of Directors, although they may have been reimbursed for reasonable out-of pocket expenses incurred in connection with attendance at Board of Directors or committee meetings. Under our 2003 Equity Incentive Plan (Plan), directors also are eligible to receive stock option grants or restricted stock awards at the discretion of the Board of Directors or other administrator of the Plan. Please see the section captioned Certain Transactions for information about option grants to our directors in 2003.

Additions to Board of Directors and Committees

      As a new public company, Tempur-Pedic International is subject to the transitional rules of the Securities and Exchange Commission and New York Stock Exchange regarding the composition of its Board of Directors and various committees. Under these transitional rules, Tempur-Pedic International is required by December 2004 to have a Board of Directors with a majority of independent directors and Audit, Compensation and Nominating and Corporate Governance Committees comprised entirely of independent directors. In addition, upon completion of the Company’s 2004 annual meeting of stockholders, Tempur-Pedic International is required to have a minimum of three directors on each of its Audit, Compensation and Nominating and Corporate Governance Committees, with at least two independent directors on each committee. The Board of Directors intends to meet these requirements over the remainder of 2004 through a combination of increasing the size of the Board of Directors and electing directors who qualify as independent for purposes of the applicable Securities and Exchange Commission and New York Stock Exchange rules to fill the new vacancies and possibly accepting the resignations of one or more directors who do not meet these requirements. The Board of Directors may also name one or more of its existing directors to one or more of its committees.

PRINCIPAL SECURITY OWNERSHIP AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth information as of March 31, 2004 regarding the beneficial ownership of our outstanding equity securities by:

•	each person known to beneficially own more than 5% of Tempur-Pedic International’s outstanding common stock;

•	each of Tempur-Pedic International’s directors and Named Executive Officers; and

•	all of Tempur-Pedic International’s directors and executive officers as a group.

      Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares of common stock held by them. Unless otherwise indicated, the address of each officer, director and 5% stockholder listed below is c/o Tempur-Pedic International Inc., 1713 Jaggie Fox Way, Lexington, Kentucky 40511. All share amounts set forth in the table below reflect a 525-for-1 stock split effected December 23, 2003.

	Shares Beneficially Owned

	Number of	Percentage
Name of Beneficial Owner:	Shares	of Class

5% Stockholders:
TA Associates Funds(1)	42,705,026	43.8%
Friedman Fleischer & Lowe Funds(2)	20,912,849	21.5%
Executive Officers and Directors:
Robert B. Trussell, Jr.(3)	3,469,134	3.5%
H. Thomas Bryant(4)	348,032	*
David C. Fogg(5)	1,143,355	1.1%
David Montgomery(6)	246,093	*
Jeffrey B. Johnson(7)	10,500	*
Dale E. Williams(8)	26,250	*
P. Andrews McLane(9)	42,705,026	43.8%
Jeffrey S. Barber(10)	42,705,026	43.8%
Tully M. Friedman(11)	20,912,849	21.5%
Christopher A. Masto(12)	20,912,849	21.5%
Francis A. Doyle(13)	52,500	*
Nancy F. Koehn(14)	1,562	*
All Executive Officers and Directors as a group (12 persons)(15):	68,915,301	70.4%

*	Represents ownership of less than one percent

(1)	Amounts shown reflect the aggregate number of shares of common stock held by TA IX L.P., TA/Atlantic and Pacific IV L.P., TA/ Advent VIII L.P., TA Strategic Partners Fund A L.P., TA Strategic Partners Fund B L.P., TA Investors LLC and TA Subordinated Debt Fund, L.P. (collectively, the “TA Associates Funds”). Investment and voting control of the TA Associates Funds is held by TA Associates, Inc. No stockholder, director, or officer of TA Associates, Inc. has voting or investment power with respect to shares held by TA Associates Funds. Voting and investment power with respect to such shares is vested in a four-person Investment Committee comprised of Jeffrey S. Barber, Brian J. Conway, C. Kevin Landry, and P. Andrews McLane. Mr. McLane is Senior Managing Director of TA Associates, Inc., the manager of the general partner of TA IX L.P., TA Advent VIII L.P. and TA Subordinated Debt Fund, L.P.; the manager of TA Investors LLC; and the general partner of TA/ Atlantic and Pacific IV L.P., TA Strategic Partners Fund A L.P. and TA Strategic Partners Fund B L.P. Mr. Barber is Vice President of TA Associates, Inc., the manager of the general partner of TA IX L.P., TA Advent VIII L.P. and TA Subordinated Debt Fund, L.P.; the manager of TA Investors LLC; and the general partner of TA/ Atlantic and Pacific IV L.P., TA Strategic Partners Fund A L.P. and TA Strategic Partners Fund B L.P. The address of the TA Associates Funds is c/o TA Associates, Inc., High Street Tower, Suite 2500, 125 High Street, Boston, MA 02110.

(2)	Amounts shown reflect the aggregate number of shares of common stock held by Friedman Fleischer & Lowe Capital Partners, LP and FFL Executive Partners, LP (collectively, the “Friedman Fleischer & Lowe Funds”). Investment and voting control of the Friedman Fleischer & Lowe Funds is held by Friedman Fleischer & Lowe GP, LLC, their general partner. Mr. Friedman and Mr. Masto are Managing Members of Friedman Fleischer & Lowe GP, LLC and direct the vote of the FFL funds as stockholders of Tempur-Pedic International. The address of the Friedman Fleischer & Lowe Funds is c/o Friedman Fleischer & Lowe, LLC, One Maritime Plaza, 10th Floor, San Francisco, CA 94111.

(3)	Amount reflects the aggregate number of shares owned by RBT Investments, LLC and Robert B. Trussell and Martha O. Trussell, Tenants in Common, and includes 216,562 shares of common stock issuable upon exercise of outstanding and currently exercisable options.

(4)	Includes 55,781 shares of common stock issuable upon exercise of outstanding and currently exercisable options.

(5)	Includes 105,262 shares of common stock issuable upon exercise of outstanding and currently exercisable options.

(6)	Includes 49,218 shares of common stock issuable upon exercise of outstanding and currently exercisable options.

(7)	Includes 5,250 shares of common stock issuable upon exercise of outstanding and currently exercisable options.

(8)	Includes 26,250 shares of common stock issuable upon exercise of outstanding and currently exercisable options.

(9)	Mr. McLane is Senior Managing Director of TA Associates, Inc., the manager of the general partner of TA IX L.P., TA Advent VIII L.P. and TA Subordinated Debt Fund, L.P.; the manager of TA Investors LLC; and the general partner of TA/ Atlantic and Pacific IV L.P., TA Strategic Partners Fund A L.P. and TA Strategic Partners Fund B L.P. Accordingly, Mr. McLane may be deemed to beneficially own shares owned by TA IX L.P., TA Advent VIII L.P., TA Subordinated Debt Fund, L.P., TA Investors LLC, TA/ Atlantic and Pacific IV L.P., TA Strategic Partners Fund A L.P. and TA Strategic Partners Fund B L.P. Mr. McLane disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. The address for Mr. McLane is c/o TA Associates, Inc., High Street Tower, Suite 2500, 125 High Street, Boston, MA 02110.

(10)	Mr. Barber is Vice President of TA Associates, Inc., the manager of the general partner of TA IX L.P., TA Advent VIII L.P. and TA Subordinated Debt Fund, L.P.; the manager of TA Investors

LLC; and the general partner of TA/ Atlantic and Pacific IV L.P., TA Strategic Partners Fund A L.P. and TA Strategic Partners Fund B L.P. Accordingly, Mr. Barber may be deemed to beneficially own shares owned by TA IX L.P., TA Advent VIII L.P., TA Subordinated Debt Fund, L.P., TA Investors LLC, TA/ Atlantic and Pacific IV L.P., TA Strategic Partners Fund A L.P. and TA Strategic Partners Fund B L.P. Mr. Barber disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. The address for Mr. Barber is c/o TA Associates, Inc., High Street Tower, Suite 2500, 125 High Street, Boston, MA 02110.

(11)	Mr. Friedman is Senior Managing Member of Friedman Fleischer & Lowe GP, LLC, which is the general partner of Friedman Fleischer & Lowe Capital Partners, LP and FFL Executive Partners, LP. Accordingly, Mr. Friedman may be deemed to beneficially own shares owned by the Friedman Fleischer & Lowe Funds. Mr. Friedman disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. The address for Mr. Friedman is c/o Friedman Fleischer & Lowe, LLC, One Maritime Plaza, 10th Floor, San Francisco, CA 94111.

(12)	Mr. Masto is Managing Member of Friedman Fleischer & Lowe GP, LLC, which is the general partner of Friedman Fleischer & Lowe Capital Partners, LP and FFL Executive Partners, LP. Accordingly, Mr. Masto may be deemed to beneficially own shares owned by the Friedman Fleischer & Lowe Funds. Mr. Masto disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. The address for Mr. Masto is c/o Friedman Fleischer & Lowe, LLC, One Maritime Plaza, 10th Floor, San Francisco, CA 94111.

(13)	The address for Mr. Doyle is c/o Connell Limited Partnership, One International Place, Fort Hill Square, Boston, MA 02110.

(14)	Includes 1,562 shares of common stock issuable upon exercise of outstanding and currently exercisable options.

(15)	Includes 459,885 shares of common stock issuable upon exercise of outstanding and currently exercisable options.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation of Executive Officers

      Tempur-Pedic International Inc. was formed in 2002 by TA and FFL to acquire Tempur World, Inc., or Tempur World. This acquisition occurred effective November 1, 2002. The following table sets forth information concerning the annual and long-term compensation for services in all capacities to Tempur-Pedic International or Tempur World, Inc. for each year in the three-year period ended December 31, 2003 of those persons who served as (i) the chief executive officer during each year in the three-year period ended December 31, 2003 and (ii) our other five most highly compensated executive officers for the year ended December 31, 2003, whom together with the chief executive officer we refer to collectively as the “Named Executive Officers”:

Summary Compensation Table

Annual Compensation Long-Term Compensation

				Other Annual	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(c)	Compensation(d)

Robert B. Trussell, Jr.	2003	$310,000	$188,428	$216,000	$11,187
President and Chief Executive	2002	282,500	84,893	7,200	10,270
Officer	2001	276,975	40,425	6,000	9,691
Dale E. Williams(a)	2003	$112,500	$77,883	$49,262	$430
Senior Vice President and	2002	n/a	n/a	n/a	n/a
Chief Financial Officer	2001	n/a	n/a	n/a	n/a

				Other Annual	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(c)	Compensation(d)

H. Thomas Bryant	2003	$250,000	$151,958	$25,200	$9,749
Executive Vice President	2002	213,300	45,833	7,200	5,140
	2001	206,000	—	90,864	—
David Montgomery(b)	2003	$285,185	$173,344	$26,667	$34,400
Executive Vice President	2002	n/a	n/a	n/a	n/a
	2001	n/a	n/a	n/a	n/a
David C. Fogg	2003	$260,000	$173,631	$36,000	$11,297
Senior Vice President	2002	241,100	71,190	7,200	10,451
	2001	237,300	33,000	6,000	9,265
Jeffrey B. Johnson	2003	$125,000	$20,000	$6,000	$6,088
Vice President, Corporate Controller	2002	115,000	—	—	5,576
and Chief Accounting Officer	2001	100,000	—	7,186	4,627

(a)	Mr. Williams joined us as an executive officer in July 2003, with his annual base salary set at $225,000. The information presented reflects amounts actually earned in 2003, through December 31, 2003.

(b)	Mr. Montgomery joined us as an executive officer in February 2003. The information presented reflects amounts actually earned in 2003, through December 31, 2003.

(c)	Represents amounts paid on behalf of each of the Named Executive Officers for the following four respective categories of other annual compensation: (i) compensation recorded associated with the exercise of stock options, (ii) compensation associated with the pay out of previously deferred compensation, (iii) relocation expenses incurred and (iv) car and financial planning allowances paid on behalf of the Named Executive Officers. Amounts for each of the Named Executive Officers for each of the four respective preceding categories is as follows: Mr. Trussell: (2003-$208,800, $0, $0, $7,200; 2002-$0, $0, $0, $7,200; 2001-$0, $0, $0, $6,000); Mr. Williams: (2003-$0, $0, $42,062, $7,200; 2002-$0, $0, $0, $0; 2001-$0, $0, $0, $0); Mr. Bryant: (2003-$18,000, $0, $0, $7,200; 2002-$0, $0, $216, $7,200; 2001-$0, $0, $90,384, $0); Mr. Montgomery: (2003-$0, $0, $26,667, $0; 2002-$0, $0, $0, $0; 2001-$0, $0, $0, $0); Mr. Fogg: (2003-$28,800, $0, $0, $7,200; 2002-$0, $0, $0, $7,200; 2001-$0, $0, $0, $6,000); and Mr. Johnson: (2003-$0, $0, $0, $6,000; 2002-$0, $0, $0, $0; 2001-$0, $0, $7,186, $0).

(d)	Represents amounts paid on behalf of each of the Named Executive Officers for the following three respective categories of compensation: (i) premiums for life and accidental death and dismemberment insurance, (ii) premiums for long-term disability benefits and (iii) contributions to our defined contribution plans. Amounts for each of the Named Executive Officers for each of the three respective preceding categories is as follows: Mr. Trussell: (2003-$1,020, $420, $9,747; 2002-$1,020, $420, $8,830; 2001-$1,020, $420, $8,251); Mr. Williams: (2003-$255, $175, $0; 2002-$0, $0, $0; 2001-$0, $0, $0); Mr. Bryant: (2003-$1,020, $420, $8,309; 2002-$1,020, $420, $3,484; 2001-$340, $140, $0); Mr. Montgomery: (2003-$89, $89, $34,222; 2002-$0, $0, $0; 2001-$0, $0, $0); Mr. Fogg: (2003-$1,020, $420, $9,857; 2002-$1,020, $420, $9,011; 2001-$1,020, $420, $7,825); and Mr. Johnson: (2003-$612, $210, $5,266; 2002-$612, $210, $4,754; 2001-$581, $199, $3,846).

OPTIONS/ SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value
					at Assumed Annual Rates
	Number of	% of Total			of Stock Price
	Securities	Options/SARS			Appreciation for Option
	Underlying	Granted to	Exercise or		Term(a)
	Options/SARS	Employees in	Base	Expiration
Name	Granted (#)	Fiscal Year	Price ($/Sh)	Date	5% ($)	10% ($)

Robert B. Trussell, Jr.	140,186	5.1%	2.86	9/30/2013	$252,153	$639,159
Dale E. Williams	525,000	19.2%	2.39	7/07/2013	790,240	2,003,097
H. Thomas Bryant	72,214	2.6%	2.86	9/30/2013	129,891	329,248
David Montgomery	787,500	28.8%	1.91	2/24/2013	949,280	2,406,229
	63,727	2.3%	2.86	9/30/2013	114,622	290,543
David C. Fogg	68,135	2.5%	2.86	9/30/2013	122,554	310,650
Jeffrey B. Johnson	140,480	5.1%	2.86	9/30/2013	252,682	640,496

(a)	Potential Realizable Value is based on certain assumed rates of appreciation from the option exercise price since our Board of Directors determined that the stock’s then current value was equal to or less than such option exercise price. These values are not intended to be a forecast of our stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock. There can be no assurance that the amounts reflected in this table will be achieved. In accordance with the rules promulgated by the Securities and Exchange Commission, Potential Realizable Value is based upon the exercise price of the options.

AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR AND

FY-END OPTION/ SAR VALUES

			Number of
			Securities
			Underlying	Value of Unexercised
	Shares		Unexercised	In-the-Money
	Acquired		Options/SARS at	Options/SARS at
	on		FY-End (#)	FY-End ($)
	Exercise	Value	Exercisable/	Exercisable/
Name	(#)	Realized ($)	Unexercisable	Unexercisable(a)

Robert B. Trussell, Jr.	433,125	371,250	0/1,439,560	0/20,105,169
Dale E. Williams	26,250	304,738	26,250/472,500	356,613/6,194,025
H. Thomas Bryant	223,125	191,250	0/741,588	0/10,357,159
David Montgomery	196,875	93,750	0/654,349	0/8,889,487
David C. Fogg	210,525	180,450	0/699,709	0/9,772,269
Jeffrey B. Johnson	21,000	18,000	0/215,249	0/3,006,209

(a)	Includes options exercisable within 60 days after December 31, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities and Exchange Act of 1934 requires that Tempur-Pedic International’s executive officers, directors, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the copies of reports furnished to us, Tempur-Pedic International believes that during the year ended December 31, 2003, its executive officers, directors, and greater than 10% stockholders complied with all Section 16(a) filing requirements, except that one transaction was inadvertently reported late on a Form 4 by Mr. Trussell, and, although Friedman Fleischer & Lowe Capital Partners, LP and FFL Executive Partners, LP made timely filings on Form 3 and Form 4, these filings did not also name Friedman Fleischer & Lowe GP, LLC, the general partner of these entities, as an additional beneficial owner. Reports were later filed to correct these oversights.

Employee Benefit Plans

2002 Stock Option Plan

      In November 2002, our Board of Directors and stockholders approved a stock option plan, effective for a ten-year term, to encourage ownership of stock by our employees, directors, and consultants and to provide them with additional financial incentives. Under the plan, the number of outstanding shares of our common stock attributable to the exercise of options, together with the number of shares issuable upon the exercise of outstanding options, shall not exceed 9,907,349 shares except in the event of a stock dividend, split, reclassification or other similar corporate transaction. No individual may be granted options for more than 66 2/3% of this total number of shares.

      Employees, directors, and consultants are eligible to receive options under the plan. However, directors who are not also employees are not eligible to receive incentive options. In the case of incentive options, the option price shall be not less than 100% of the fair market value of our common stock on the date the option is granted, or not less than 110% of that fair market value for a holder of 10% of our voting stock. Incentive options expire ten years after the date on which they are granted, or five years after the grant date for holders of 10% of our voting stock. Other options under the plan are not subject to such limitation.

      In connection with the adoption of our 2003 Equity Incentive Plan, described below, our Board of Directors amended the 2002 Stock Option Plan to provide that no additional options will be issued under that plan.

2003 Equity Incentive Plan

      Upon completion of Tempur-Pedic International’s initial public offering, a new incentive compensation plan went into effect, which we refer to in this proxy statement as the 2003 Equity Incentive Plan. The 2003 Equity Incentive Plan is administered by the Compensation Committee of our Board of Directors, which committee has the exclusive authority, including the power to determine eligibility to receive awards, the types and number of shares of stock subject to the awards, the price and timing of awards and the acceleration or waiver of any vesting, and performance of forfeiture restriction. The Compensation Committee, however, does not have the authority to waive any performance restrictions for performance-based awards. As used in this proxy statement, the term “administrator” means the Compensation Committee.

Participants.

      Any of our employees, our non-employee directors, consultants, and advisors to us, as determined by the Compensation Committee may be selected to participate in the 2003 Equity Incentive Plan. We may award these individuals with one or more of the following:

•	stock options;

•	stock appreciation rights;

•	restricted stock and stock unit awards;

•	performance shares;

•	stock grants; and

•	performance-based awards.

Stock options.

      Stock options may be granted under the 2003 Equity Incentive Plan, including incentive stock options, as defined under Section 422 of the Internal Revenue Code, as amended (Code), and nonqualified stock options. The option exercise price of all stock options granted under the 2003 Equity Incentive Plan will be determined by the administrator, except that any incentive stock option or any option intended to qualify as performance-based compensation under Code Section 162(m) will not be granted at a price that is less than 100% of the fair market value of the stock on the date of grant. Stock options may be exercised as determined by the administrator, but in no event after the tenth anniversary date of grant.

      Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent. The administrator may also allow payment by tendering previously acquired shares of our common stock with a fair market value at the time of exercise equal to the exercise price, provided such shares have been held for at least six months prior to tender and broker-assisted cashless exercises and may authorize loans for the purpose of exercise as permitted under applicable law.

Stock appreciation rights (SAR).

      SAR entitles a participant to receive a payment equal in value to the difference between the fair market value of a share of stock on the date of exercise of the SAR over the grant price of the SAR. The administrator may pay that amount cash, in shares of our common stock, or a combination. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR will be determined by the administrator at the time of the grant of award and will be reflected in the award agreement.

Restricted stock and stock units.

      A restricted stock award or restricted stock unit award is the grant of shares of our common stock either currently (in the case of restricted stock) or at a future date (in the case of restricted stock units) at a price determined by the administrator (including zero), that is nontransferable and is subject to substantial risk of forfeiture until specific conditions or goals are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may, if permitted by the administrator, have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the administrator.

Performance shares.

      A performance share award is a contingent right to receive pre-determined shares of our common stock if certain performance goals are met. The value of performance units will depend on the degree to which the specified performance goals are achieved but are generally based on the value of our common stock. The administrator may, in its discretion, pay earned performance shares in cash, or stock, or a combination of both.

Stock Grants.

      A stock grant is an award of shares of common stock within restriction. Stock grants may only be made in limited circumstances, such as in lieu of other earned compensation.

Performance-based awards.

      Grants of performance-based awards enable us to treat other awards granted under the 2003 Equity Incentive Plan as “performance-based compensation” under Section 162(m) of the Code and preserve the deductibility of these awards for federal income tax purposes. Because Section 162(m) of the Code only applies to those employees who are “covered employees” as defined in Section 162(m) of the Code, only covered employees, and those likely to become covered employees, are eligible to receive performance-based awards.

      Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the administrator for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: pre- or after-tax net earnings, sales or revenue, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, stock price growth, stockholder returns, gross or net profit margin, earnings per share, price per share, and market share. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the administrator has the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the administrator may reduce or eliminate (but not increase) the award. Generally, a participant must be employed on the date the performance-based award is paid to be eligible for a performance-based award for that period.

Shares reserved for issuance.

      Subject to certain adjustments, we may issue a maximum of 8,000,000 shares of our common stock, including shares of common stock that may be issued upon the exercise of options, under the 2003 Equity Incentive Plan.

Amendment and termination.

      The administrator, with our board’s approval, may terminate, amend, or modify the 2003 Equity Incentive Plan at any time; however, stockholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule. We may not make any grants under the 2003 Equity Incentive Plan after December 1, 2013.

Adoption by stockholders.

      The 2003 Equity Incentive Plan has been approved by the holders of a majority of outstanding shares of our common stock.

2003 Employee Stock Purchase Plan

      Upon completion of Tempur-Pedic International’s initial public offering, a new employee stock purchase plan went into effect, which we refer to in this proxy statement as the 2003 Employee Stock Purchase Plan. The 2003 Employee Stock Purchase Plan permits eligible employees (as defined in the 2003 Employee Stock Purchase Plan) to purchase up to $25,000 worth of our common stock annually over the course of two semi-annual offering periods at a price of no less than 85% of the price per share of our common stock either at the beginning or the end of each six-month offering period, whichever is less. The Compensation Committee of our Board of Directors administers the 2003 Employee Stock Purchase Plan. Our board may amend or terminate the plan. The 2003 Employee Stock Purchase Plan complies with the requirements of Section 423 of the Code. We may issue a maximum of 500,000 shares of our common stock under this plan. This plan has been approved by the holders of a majority of outstanding shares of our common stock.

Compensation Committee Report On Executive Compensation

      This report is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the Securities and Exchange Commission’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “1934 Act”) and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the company under the Securities Act of 1933 (the “1933 Act”) or the 1934 Act.

      The Compensation Committee of the Board of Directors establishes and administers Tempur-Pedic International’s executive compensation programs. The Compensation Committee is currently composed of three non-employee directors of the Board, Messrs. Friedman, McLane, and Doyle. No member of the Compensation Committee during fiscal year 2003 was an employee of Tempur-Pedic International or any of its subsidiaries. Each member qualifies as a “non-employee director” under rule 16b-3 under the Securities Exchange Act of 1934 and as an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Compensation Philosophy and Policy Overview

      The Compensation Committee’s purpose is to develop and maintain compensation programs and policies reflective of Tempur-Pedic International’s strategy to provide strong performance incentive for achieving goals to maximize stockholder value. To accomplish this, the Compensation Committee constructs compensation determinations based upon the following goals:

      1. Align executive compensation with stockholder interests; and

      2. Attract, retain and motivate an effective executive team.

      Tempur-Pedic International’s executive officers’ base salaries are determined by comparing individual responsibilities with compensation and responsibilities of similar executive officers at comparable companies. In addition, a target annual incentive bonus award is based on a percentage of salary. The incentive bonus is at-risk pay, which serves to motivate the executive to perform, and comprises an appreciable portion of total executive compensation.

      The Compensation Committee and Tempur-Pedic International believe in executive ownership of company stock. This benefits stockholders by meaningfully aligning executive goals and decision-making to stockholder interests.

Fiscal Year 2003 Results

      Under Mr. Trussell’s leadership and the performance of the Executive Management Team, Tempur-Pedic International:

•	further penetrated the United States market, with net sales in its Domestic segment growing from $113.2 million for its predecessor company, Tempur World, Inc., for the year ended December 31, 2001 to $282.2 million in net sales for the year ended December 31, 2003;

•	achieved a compound annual sales growth rate of 47% from $221.5 million for its predecessor company for the year ended December 31, 2001 to $479.1 million for the year ended December 31, 2003;

•	expanded its market share in the premium segment of the global mattress industry;

•	successfully developed and constructed a manufacturing facility in the United States;

•	improved the efficiency of its product distribution network;

•	completed a recapitalization in August 2003; and

•	completed its initial public offering in December.

Base Salaries

      In order to remain competitive with the market, the Compensation Committee reviews executive salaries as needed. Comparably sized general industry, technology, and branded consumer products companies are selected for analysis and comparison. Executive officer salary adjustments are determined by objective and subjective evaluation of individual performance and by comparison with market data of external comparable positions, internal comparison, and applicable terms of existing employment agreements.

Annual Incentive Bonuses

      Annual incentive bonuses are designed to promote strong company performance and achievement of Tempur-Pedic International’s initiatives. Target incentive percentages are set at the beginning of the fiscal year and payout is earned according to achievement of company goals and individual performance. Tempur-Pedic International’s executive officers participate in an executive bonus plan. This plan is based on the achievement of key corporate performance metrics and individual performance and is intended to be qualified under Section 162(m) of the Code in order to maximize tax deductibility for Tempur-Pedic International, while providing strong incentive for goal achievement at the highest levels of the organization. For fiscal year 2003, the key corporate performance metrics were based on net sales and EBITDA targets. The Compensation Committee intends to review its annual incentive bonus program annually to determine whether the structure of the plan and metrics should be revised to reflect changes in the company’s business and market conditions.

Long-Term Incentives

      Tempur-Pedic International supports stock ownership at all levels and maintains a broad based and executive stock option program. Long-term incentives are awarded to foster forward-looking motivation and long-term growth for stockholders.

      Each option granted is designed to align the interests of the executive with those of the stockholders and provide each individual with a significant incentive to manage Tempur-Pedic International from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant is based upon the executive’s tenure, level of responsibility and relative position in the company. The Compensation Committee has established certain general guidelines in making option grants to the executives in an attempt to target a fixed number of option shares based upon the individual’s position with Tempur-Pedic International and their existing holdings of options. However, Tempur-Pedic International does not adhere strictly to these guidelines and will vary the size of the option grant made to each executive officer as it feels the circumstances warrant.

      Although the long-term incentive plan also permits the award of stock appreciation rights, stock awards (including restricted stock) and performance units, no such awards have been made under the program.

Deductibility of Compensation

      Section 162(m) of the Code limits Tempur-Pedic International’s deduction for compensation paid to the executive officers named in the Summary Compensation Table to $1 million unless certain requirements are met. For fiscal year 2003, the requirements for deductible compensation under Section 162(m) were met for all executive officers. The policy of the Compensation Committee with respect to Section 162(m) is to establish and maintain a compensation program that will optimize the deductibility of compensation. However, the Compensation Committee may exercise its right to use judgment, where appropriate to respond to changing business conditions or to an executive officer’s individual performance, to authorize compensation which may not in a specific case, be fully deductible by Tempur-Pedic International.

Chief Executive Officer Compensation

      In fiscal year 2003, Mr. Trussell served in the capacity of Chief Executive Officer. The determination of the Chief Executive Officer’s salary, annual incentive, and grants of stock options followed the philosophy and policies set forth above for all other executive compensation, subject to any individual terms in Mr. Trussell’s employment agreement.

Submitted by,

COMPENSATION COMMITTEE:
Tully M. Friedman (Chairman)
P. Andrews McLane
Francis A. Doyle

Certain Relationships and Related Transactions

      In 2003, Francis A. Doyle was granted options to purchase 210,000 shares of common stock for service as a director and as chairman of the audit committee. In March 2004, Nancy F. Koehn was granted options to purchase 25,000 shares of common stock for service as a director. Our directors may be reimbursed for expenses incurred in attending board and committee meetings.

Compensation Committee Interlocks and Insider Participation

      No member of our Compensation Committee serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as members of our Board of Directors or Compensation Committee.

Employment Arrangements, Termination of Employment Arrangements and Change in Control Arrangements

      In October 2002, we entered into several executive employment agreements, which became effective upon the closing of the acquisition of Tempur World, Inc. by Tempur-Pedic International on November 1, 2002. We entered into an amended and restated employment agreement with Robert B. Trussell, Jr., providing for his employment as Chief Executive Officer. The agreement has an initial term of two years and will be automatically renewed for successive one-year periods. Either party may terminate the agreement, upon written notice, 90 days prior to the expiration of the initial or renewal term. The agreement provides for an annual base salary of $310,000, subject to annual adjustment by our Board of Directors beginning January 1, 2004, plus a variable performance bonus set to target 30% of Mr. Trussell’s base salary if certain criteria are met, plus options to purchase shares of our common stock.

      We entered into an amended and restated employment agreement with David C. Fogg, providing for his employment as Executive Vice President, or such other executive position as may be assigned from time to time by our Chief Executive Officer. The agreement has an initial term of one-year and a perpetual one-year renewal term. Either party may terminate the agreement, upon written notice, 90 days prior to the expiration of the initial or renewal term. The agreement provides for an annual base salary of $260,000, subject to annual adjustment by our Board of Directors beginning January 1, 2004, a variable performance bonus set to target 30% of Mr. Fogg’s base salary if certain criteria are met, and options to purchase shares of our common stock.

      We entered into an amended and restated employment agreement with H. Thomas Bryant for his employment as Executive Vice President, or such other executive position as may be assigned from time to time by our Chief Executive Officer. The agreement has an initial term of one-year and a perpetual one-year renewal term. Either party may terminate the agreement, upon written notice, 90 days prior to the expiration of the initial or renewal term. Mr. Bryant’s agreement provides for an annual base salary of $250,000, subject to annual adjustment by our Board of Directors beginning January 1, 2004, a variable performance bonus set to target 30% of Mr. Bryant’s base salary if certain criteria are met, and options to purchase shares of our common stock.

      On July 11, 2003, we entered into an executive employment agreement with Dale E. Williams, providing for his employment as Senior Vice President and Chief Financial Officer, or such other executive position as may be assigned from time to time by our Chief Executive Officer. The agreement has an initial term of one-year and a perpetual one-year renewal term. Either party may terminate the agreement, upon written notice, 90 days prior to the expiration of the initial or renewal term. The agreement provides for an annual base salary of $225,000, subject to annual adjustment by our Board of Directors beginning January 1, 2004, a variable performance bonus set to target 30% of Mr. Williams’ base salary if certain criteria are met, and options to purchase shares of our common stock.

      On September 12, 2003, we entered into an executive employment agreement with David Montgomery, providing for his employment as Executive Vice President, or such other executive position as may be assigned from time to time by our Chief Executive Officer. The agreement provides that employment shall continue unless and until terminated by either party. Mr. Montgomery may terminate employment with six months written notice. We may terminate employment with 12 months written notice. The agreement provides for an annual base salary of £192,500, subject to an annual adjustment of our Board of Directors on or about January 1 of each year beginning with January 1, 2004, and a variable performance bonus set to target 30% of Mr. Montgomery’s base salary if certain criteria are met, and options to purchase shares of our common stock.

      By the terms of their employment agreements, Mr. Trussell, Mr. Fogg, Mr. Bryant, Mr. Williams and Mr. Montgomery are prohibited from disclosing certain confidential information and trade secrets, soliciting any employee for one or two years following their employment and working with or for any competing companies during their employment and for one or two years thereafter.

PROPOSAL TWO

RATIFICATION OF INDEPENDENT AUDITORS

      We are asking stockholders to ratify the appointment of Ernst & Young LLP as Tempur-Pedic International’s independent auditors for the fiscal year ending December 31, 2004. In July 2002, Ernst & Young LLP was appointed by the by the Board of Directors of Tempur World, Inc. to replace Arthur Andersen LLP. Ernst & Young became the independent auditors for Tempur-Pedic International after Tempur-Pedic International acquired Tempur World, Inc.

VOTE REQUIRED

      The affirmative vote of a majority of the shares of common stock present or represented and voting at the Annual Meeting is required to ratify such appointment.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS TEMPUR-PEDIC INTERNATIONAL’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

FEES FOR INDEPENDENT AUDITORS

DURING FISCAL YEAR ENDED DECEMBER 31, 2003

Audit Fees

      The aggregate fees billed by Ernst & Young LLP in 2003 for audit services totaled $2,888,108, of which $1,208,653 related to services in connection with the registration of our 10 1/4% Senior Subordinated Notes, $953,054 related to our initial public offering in December 2003, and $744,401 related to the audit of our financial statements for the year ended December 31, 2003 and the statutory audit of our international subsidiaries.

Audit Related Fees

      Audit related services include fees for Securities and Exchange Commission registration statement services, benefit plan audits, consultation on accounting standard or transactions, statutory audits, business acquisitions, and assessment of risk management controls in connection with the implementation of Section 404 of the Sarbanes-Oxley Act of 2002. For audit related services in 2003, the aggregate fees billed to Tempur-Pedic International by Ernst & Young LLP totaled $51,495.

Tax Fees

      Tax services include fees for tax compliance, tax advice, and tax planning. For tax services in 2003, the aggregate fees billed to Tempur-Pedic International by Ernst & Young LLP totaled $908,522.

All Other Fees

      For other non-audit services rendered during fiscal year ended December 31, 2003, which included services associated with due diligence in our initial public offering, the aggregate fees billed to Tempur-Pedic International by Ernst & Young LLP totaled $10,728.

      As required by Securities and Exchange Commission regulations, the Audit Committee approved the appointment of Ernst & Young LLP to provide the above non-audit services to Tempur-Pedic International.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

      The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor.

      On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Committee approves the engagement of the independent auditor. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The projects and categories of service are as follows:

      Audit — Annual audit fees relate to services rendered in connection with the audit of Tempur-Pedic International’s consolidated financial statements and the quarterly reviews of financial statements included in Tempur-Pedic International’s quarterly report on Form 10-Q.

      Audit Related Services — Audit related services include fees for Securities and Exchange Commission registration statement services, benefit plan audits, consultation on accounting standards or transactions, statutory audits, and business acquisitions.

      Tax — Tax services include fees for tax compliance, tax advice, and tax planning.

      Other Services — Other services are pre-approved on an engagement-by-engagement basis.

Audit Committee Report

      The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the 1934 Act, except to the extent that Tempur-Pedic International specifically incorporates it by reference into a document filed under the 1933 Act, as amended, or the 1934 Act.

      The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight with respect to Tempur-Pedic International’s accounting and financial reporting functions, internal and external audit functions, and systems of internal controls regarding financial matters and legal, ethical, and regulatory compliance. The Audit Committee is composed of two directors, each of whom is independent as defined by the New York Stock Exchange’s listing standards, and operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Annex A.

      Management is responsible for Tempur-Pedic International’s internal controls and financial reporting processes. Ernst & Young LLP, Tempur-Pedic International’s independent certified public accountants, is responsible for performing an independent audit of Tempur-Pedic International’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

      Until the closing of our initial public offering in December 2003, Tempur-Pedic International was a private company. In connection with its responsibilities, the Audit Committee met on four (4) occasions during 2003 and on four (4) occasions in January-March 2004, either in person or via teleconference. These meetings involved representatives of management, internal audit, and the independent accountants. Management represented to the Audit Committee that Tempur-Pedic International’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Tempur-Pedic International’s independent accountants also provided the Audit Committee written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions

with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

      Based upon the Audit Committee’s discussions with management, internal audit and the independent accountants, and the Audit Committee’s review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Tempur-Pedic International’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

Submitted by,

AUDIT COMMITTEE:
Francis A. Doyle (Chairman)
Nancy F. Koehn

CORPORATE GOVERNANCE

Nominating and Corporate Governance Committee Report

      The members of the Nominating & Corporate Governance Committee are P. Andrews McLane, Tully M. Friedman, and Francis A. Doyle. Mr. Doyle is independent, as defined by the New York Stock Exchange listing standards. A copy of the Nominating & Corporate Governance Committee’s charter can be found on Tempur-Pedic International’s web site at http://www.tempurpedic.com/ir.

Policy on Stockholder Recommended Director Candidates

      Tempur-Pedic International completed its initial public offering December 23, 2003. The Committee has not adopted a policy with regard to the consideration of any director candidates recommended by stockholders. The Committee intends to review this subject and determine whether Tempur-Pedic International should adopt a specific policy regarding stockholder recommendations for directors.

      The Nominating & Corporate Governance Committee did not receive any nominations for director from any stockholder by 120 days before the date of this proxy statement.

Nominating Committee-Recommended Nominees

Minimum Qualifications & Specific Qualities or Skills

      The Nominating & Corporate Governance Committee has not adopted any specific, minimum qualifications that the committee believes must be met by a candidate in order to be recommended by the committee for a position on Tempur-Pedic International’s Board of Directors, nor has the committee adopted a description of any specific qualities or skills that the committee believes are necessary for Tempur-Pedic International directors to possess. The Committee intends to review these matters this year to determine whether it should adopt specific minimum qualifications.

Identification & Evaluation of Nominees

      The Nominating & Corporate Governance Committee has not adopted any process for identifying and evaluating nominees for director. The Committee intends to review these matters this year to determine whether it should adopt a formal process.

Communicating with Tempur-Pedic International’s Board of Directors

      The Nominating & Corporate Governance Committee has set for a procedure for communicating with Tempur-Pedic International’s Board of Directors. For details, please see the section entitled Designation of, and Communication with, Tempur-Pedic International’s Board of Directors through its Presiding Director.

Board Member Attendance at Annual Meetings

      In accordance with our Corporate Governance Guidelines, all directors are generally expected to attend the annual meeting of stockholders. Tempur-Pedic International completed its initial public offering on December 23, 2003 and did not hold a formal annual meeting of stockholders in 2003.

Submitted by,

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE:
P. Andrews McLane (Chairman)
Tully M. Friedman
Francis A. Doyle

Charitable Contributions

      Tempur-Pedic International has not made any charitable contributions to any charitable organization in which a director serves as an executive officer in which, within the preceding three years, such contributions in any single fiscal year exceeded the greater of $1.0 million, or 2% of such organization’s consolidated gross revenues.

Stockholder Proposals For 2005 Proxy Statement

      Stockholders who wish to present proposals for inclusion in Tempur-Pedic International’s proxy materials for the 2005 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and Tempur-Pedic International’s by-laws. To be eligible, stockholder proposals must be received at Tempur-Pedic International’s corporate headquarters in Lexington, Kentucky by the Secretary of Tempur-Pedic International before November 30, 2004, but not after December 30, 2005.

Form 10-K

      Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 is available without charge to each stockholder, upon written request to the Secretary of Tempur-Pedic International at our principal executive offices at 1713 Jaggie Fox Way, Lexington, Kentucky 40511 and is also available at on our web site at http://www.tempurpedic.com/ir.

Other Matters

      The Board of Directors knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

      Tempur-Pedic International will pay the costs of soliciting proxies from stockholders. Directors, executive officers, and regular employees may solicit proxies, either personally or by telephone, on behalf of Tempur-Pedic International, without additional compensation, other than the time expended and telephone charges in making such solicitations.

By Order of the Board of Directors,

DALE E. WILLIAMS
Senior Vice President, Chief Financial Officer,
Treasurer, and Secretary

Lexington, Kentucky

April 28, 2004

Annex A

TEMPUR-PEDIC INTERNATIONAL INC.

AUDIT COMMITTEE CHARTER

Charter

      This charter governs the operations of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Tempur-Pedic International Inc. (the “Company”). At least annually, the Committee shall review and reassess this charter and recommend any proposed changes to the Board for its approval.

Membership

      The Committee shall be composed of at least three directors, each of whom is independent of management and the Company. Members of the Committee shall be considered independent if they satisfy the requirements for independence set forth in Rule 10A-3(b)(1) under the Exchange Act and the requirements of the New York Stock Exchange, Inc. (the “NYSE”) as set forth in Section 303A(2) of the NYSE’s Listed Company Manual, and any and all additional requirements of the NYSE and rules and regulations of the Securities and Exchange Commission (the “Commission”) at such time as the Company is subject to these requirements. Notwithstanding the foregoing, a non-independent director may serve on the Committee, or the committee may consist of two independent directors, to the extent allowed pursuant to any and all transitional rules or exemptions specified by the NYSE and the Commission, including but not limited to the transitional rules in effect pending the effectiveness of NYSE Rule 303A.

      All Committee members shall be financially literate as such qualification is interpreted by the Board in its business judgment, or shall become financially literate within a reasonable period of time after their appointment to the Committee. At least one member shall have accounting or related financial management expertise, as interpreted by the Board in its business judgment, sufficient to satisfy the requirements of the NYSE.

      The Committee and its Chairman shall be appointed by the Board. To the extent that the nomination or recommendation of Committee members is delegated to the Nominating and Corporate Governance Committee of the Board or another appropriately designated and chartered Committee of the Board, such appointments shall be made pursuant to such nominations or recommendations. Any Committee member may be replaced by the Board at any time.

Meetings

      The Committee shall meet as often as it shall determine, but not less frequently than quarterly. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or any consultant to, the Committee.

      Except as otherwise provided by the Certificate of Incorporation or By-Laws of the Company, the frequency, location and operation of meetings and similar procedural matters relating to the Committee shall, to the extent applicable, be the same as those that relate to meetings of, and procedural matters concerning, the Board. The Committee shall adopt procedures regarding the recording, distribution, and approval of minutes of meetings of the Committee.

Purposes

      The Committee shall assist the Board in overseeing the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the Company’s independent auditors, and the responsibility, function, and performance of the Company’s internal auditors and audit function. The

Committee shall also prepare on an annual basis a report for inclusion in the Company’s proxy statement. In carrying out its duties, it is the goal of the Committee to maintain free and open communication among the Committee, independent auditor, internal auditor, and management of the Company. The Committee shall periodically hold separate meetings with the internal auditor or other personnel responsible for the internal audit function, the independent auditor, and management of the Company to facilitate communication and the Committee’s oversight responsibilities. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company.

Duties and Responsibilities

      The primary responsibility of the Committee is to select and appoint the independent auditor, oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditor is responsible for auditing those financial statements. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

      The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate. In addition, the Committee is authorized to engage, and the Company shall provide funding for, such independent counsel and other advisors as the Committee may deem necessary or advisable to retain to assist the Committee in carrying out its duties. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to any such counsel or other advisors, compensation to any public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and ordinary administrative expenses of the Committee that are necessary or appropriate for carrying out the Committee’s duties.

      The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

Relating to the Independent Auditor

•	The Committee shall have a clear understanding with management and the independent auditor that the independent auditor is ultimately accountable to the Committee, as representatives of the Company’s stockholders. The Committee shall have the sole authority to appoint (subject, if applicable, to ratification by the stockholders of the Company), retain, compensate, terminate, and replace the independent auditor. The Committee may receive input from management on these matters but shall not delegate these responsibilities. The Committee shall be responsible for the oversight of the independent auditor, including the resolution of any disagreements between management and the independent auditor regarding financial reporting or other matters.

•	The Committee shall have the sole authority to approve the scope, fees and terms of all audit engagements, as well as all permissible non-audit engagements of the independent auditor. The Committee shall pre- approve all audit and permissible nonaudit services to be performed for the Company by the independent auditor, giving effect to the “de minimus” exception for ratification of certain non-audit services set forth in Section 10A(i)(1)(B) of the Exchange Act. On an annual basis, the Committee shall consider whether the provision of non-audit services by the independent auditor, on an overall basis, is compatible with maintaining the independent auditor’s independence from management.

•	The Committee shall, at least annually, obtain and review a report by the independent auditor describing the firm’s internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and all relationships between the independent auditor and the company. The Committee shall discuss with the auditors their independence from management and the Company and shall review all additional written disclosures provided by the independent auditor. The Committee shall evaluate the auditor’s qualifications, performance, and independence, including the performance of the auditor’s lead partner, taking into consideration the opinions of management and the Company’s internal auditors. The Committee shall ensure the rotation of the lead partner and the audit partner responsible for reviewing the audit to the extent required by law, and shall consider whether regular rotation of the audit firm is necessary or appropriate to ensure continuing auditor independence. The Committee shall report on its evaluation and conclusions, and any actions taken pursuant thereto, to the Board.

•	The Committee shall establish clear policies governing the hiring of employees or former employees of the independent auditors.

Relating to Audits and Financial Statements

•	The Committee shall discuss with the independent auditor the overall scope and plans for the annual audit. In addition, the Committee shall discuss with management, the independent auditor, and the internal auditor the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs.

•	The Committee shall review with management and the independent auditor the audited financial statements (including management’s discussion and analysis contained therein) to be included in the Company’s Annual Report on Form 10-K, including its judgment as to the quality, and not only the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Committee also shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under generally accepted accounting principles. Based on the foregoing and on review of other information made available to the Committee, the Committee shall recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K. In addition, the Committee shall prepare annually a report to the stockholders of the Company, as required by the rules of the Commission.

•	The Committee shall similarly review with management and the independent auditor the interim financial statements with management and the independent auditor prior to the filing of each of the Company’s Quarterly Reports on Form 10-Q. The Committee also shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted accounting principles. The chairman of the Committee may represent the entire Committee for the purposes of this review.

•	The Committee shall review with the independent auditor any audit problems or difficulties encountered during the course of the audit work, including Company management’s response to these difficulties. This review shall include a discussion of any restrictions on the scope of the auditor’s activities or access to requested information, as well as any significant disagreements with Company management. The Committee shall discuss with the independent auditor any noted or proposed accounting adjustments that were “passed,” communications between the auditors and the audit firm’s national office regarding auditing or accounting issues presented by the engagement, and any proposed “management” or “internal control” letters.

•	The Committee shall discuss with the independent auditor any additional matters required to be discussed pursuant to Statement on Auditing Standards No. 61 and shall obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act (including auditor discovery that illegal acts may have occurred) has not been implicated.

•	The Committee shall review each report of the independent auditor, delivered to the Committee pursuant to Section 10A(k) under the Exchange Act, concerning: (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	The Committee shall review the disclosures made by officers of the Company in the certification required to be filed (a) as part of the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls and (b) pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, regarding the compliance of periodic reports and their fair presentation of the Company’s financial statements and results of operations.

•	The Committee shall, when required, review the plans for and compliance with Section 404 of the Sarbanes-Oxley Act for “Management Assessment of the Internal Controls” including reviewing the results of Management’s assessment and reviewing the results of the independent auditor’s required report for the assessment.

Relating to the Internal Audit Function

•	The Committee shall establish, or determine that there have been established, guidelines and procedures for the maintenance of an internal audit function and shall assist with Board oversight of the internal audit function.

•	The Committee shall select and engage the internal auditor and shall meet regularly with the internal auditor to discuss the internal auditor’s assessment of the Company’s risk management processes and system of internal control.

•	The Committee shall at least annually discuss with the Company’s independent auditor the responsibilities, budget and staffing of the Company’s internal audit function.

Relating to Other Compliance Matters

•	The Committee shall report regularly to the Board to review any issues which arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, and the performance of the Company’s internal audit function.

•	The Committee shall establish, or determine that there have been established, procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters and shall monitor ongoing compliance with those provisions.

•	The Committee shall regularly discuss the type of information to be disclosed and types of presentations to be made in connection with the company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	The Committee shall at least annually review and discuss the Company’s policies with respect to risk assessment and risk management. While the Committee shall not be solely responsible for the Company’s risk assessment and risk management functions, the Committee shall discuss policies and guidelines to govern the process by which the Company undertakes these functions.

•	The Committee shall review such other reports, adopt such other policies and implement such other procedures as shall be necessary to comply with the rules and regulations that, from time to time, may be established by the NYSE or the Commission.

•	With respect to any reference in this Charter to the NYSE or Commission requirements, the Committee shall be required to comply with these requirements when the Company is subject to the requirements of the NYSE or the Commission.

•	The Committee shall, on an annual basis, complete a self-evaluation of the Committee’s performance. The Committee shall report on the results of this self-evaluation to the Board.

3781-PS-04

PROXY CARD

TEMPUR-PEDIC INTERNATIONAL INC.
PROXY FOR 2004 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of TEMPUR-PEDIC INTERNATIONAL INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 2004, and hereby appoints Dale E. Williams and William H. Poché, and each of them, jointly and severally, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of Tempur-Pedic International Inc. to be held at 1:00 p.m., local time, on Tuesday, June 22, 2004 at the Hyatt Regency Lexington, 401 West High Street, in Lexington, Kentucky 40507 and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED,
WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND AS SAID PROXIES DEEM
ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
(IMPORTANT — PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE OF THIS CARD)

☒	PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE

1.	ELECTION OF DIRECTORS
	Nominees:	(01) Robert B. Trussell, Jr.
(02) P. Andrews McLane
(03) Jeffrey S. Barber
(04) Tully M. Friedman
(05) Christopher A. Masto
(06) Francis A. Doyle
(07) Nancy F. Koehn

FOR ALL NOMINEES	AGAINST ALL NOMINEES	ABSTAIN
(except as marked)
☐	☐	☐

(Instructions: To withhold authority to vote for any indicated nominee, write the numbers(s) of the Nominee(s) in the box provided to the right.)

2. RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS
FOR	AGAINST	ABSTAIN
☐	☐	☐

MARK BOX AT RIGHT IF YOU PLAN TO ATTEND THE ANNUAL MEETING.	☐

MARK BOX AT RIGHT IF AN ADDRESS CHANGE HAS BEEN NOTED ON THIS CARD.	☐

1

This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of Tempur-Pedic International prior to the meeting or by filing with the Secretary of Tempur-Pedic International prior to the meeting a later-dated proxy. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of Tempur-Pedic International on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of Tempur-Pedic International called for June 22, 2004 and the Proxy Statement for the Annual Meeting prior to the signing of this proxy.

Signature	Date

Signature	Date
(if held jointly)

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership or LLC, please sign in firm name by authorized partner or member.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

2